Exhibit 99.3

April 4, 2022

Dear Fellow Hasbro Shareholder,

It is a tremendous privilege and responsibility to serve as the Chair of the Board of Hasbro, following my time as interim CEO, and in my continued capacity as a director for the past several years.  I look forward to working alongside our talented, experienced, and diverse board and management team as Hasbro begins the next phase of its long-term growth story.

Our Board’s focus is to work with Hasbro’s management team to drive exceptional long-term shareholder returns. The last two years of this pandemic have presented unique challenges, from shutdowns of TV and film productions to supply chain bottlenecks.  But we believe our world class portfolio of assets; our Brand Blueprint strategy, which enables us to execute our brands across an array of categories; and our phenomenal growth engine in gaming, position Hasbro to continue our longer-term trend of strong performance.

We are also incredibly excited to be welcoming Chris Cocks to the role of CEO. We were fortunate that in our ongoing succession process, our continued focus on talent development and recruitment afforded us strong internal candidates who we evaluated in parallel with a rigorous external market evaluation.  In Chris, we have found the right leader for Hasbro’s next chapter of growth.

Under Chris’s leadership of our Wizards of the Coast and digital gaming business, he demonstrated an extraordinary ability to rapidly and profitably grow by putting the consumer at the center. He achieved success by embracing the incredible potential for multi-generational gaming and entertainment and immersing himself in our brands and business. He employed a disciplined, data-driven process, focused on growth, profitability and return on investment, building the highest-quality team with industry-leading expertise. This approach will continue under his leadership of Hasbro.

As you may be aware, a hedge fund by the name of Alta Fox submitted a letter nominating five candidates to stand for election to the Hasbro Board of Directors at the Company’s 2022 Annual Meeting of Shareholders and has been publicly calling for a spin-off of Wizards of the Coast.

As a Board, we represent the interests of all shareholders, and working with Hasbro’s senior management team, we are committed to engaging with shareholders in a constructive and thoughtful manner. Consistent with that commitment, members of Hasbro’s Board of Directors and management team have had a series of conversations with Alta Fox to hear its views over the last few months, both before it went public with its campaign and since, and to reach resolution in a manner that is in the best interests of ALL shareholders.

The preliminary proxy that we filed today shows that Hasbro made multiple reasonable settlement offers and presented the opportunity for all five of Alta Fox’s director nominees to be interviewed directly by the Board’s Nominating, Governance and Social Responsibility Committee. Initially, Alta Fox declined to reveal the identity of its candidates, preventing Hasbro from considering their qualifications. Even after revealing the identities of its nominees on February 16, Alta Fox still refused to allow Hasbro’s Board to interview any of its nominees until March 14, when Alta Fox made two of its candidates available to interview, which Hasbro promptly did.

While the engagement process with Alta Fox was continuing, Hasbro also engaged directly with many of you to hear your thoughts regarding Alta Fox’s proposal and to listen to viewpoints regarding our Board of Directors. We heard that you support adding additional expertise in specific areas, including digital gaming and technology, as well as capital allocation.  A thoughtful and fulsome search for new, highly qualified director candidates had begun even before Brian’s passing and that work has continued.  We have received great interest and our rigorous process has involved the consideration of more than two dozen potential candidates with exceptional backgrounds. The two Alta Fox nominees who were made available for interviews went through the same process as all the other candidates our Board interviewed.

Following our process, the Nominating, Governance and Social Responsibility Committee members, and subsequently the full Board, discussed all of the candidates we had interviewed, with the objective of selecting the candidates with the strongest experience, skillset and ability to contribute to the strategic direction of Hasbro. We were particularly focused on experience in digital gaming, technology and other industries most relevant to Hasbro’s future, superb strategic and financial acumen, expertise in capital allocation, disciplined investment and delivering return to shareholders, and public company board experience.  As the culmination of that process and effective on April 1st, 2022, we added Liz Hamren and Blake Jorgensen to the Hasbro Board, two highly qualified and sought-after senior executives with significant expertise in gaming, technology, operations, and capital allocation.  They are proven, experienced leaders who will bring tremendous incremental value and critical thinking to Hasbro’s Board.

Together, with the addition of Chris Cocks to the Board on February 25, we have now added three new perspectives to the Board since the beginning of the year. This refreshment is in addition to the departures of six Board members since 2017 and four additions since 2016.  As this makes clear, Board refreshment has been an ongoing priority for us.

In the process of deciding to add Ms. Hamren and Mr. Jorgensen, the Board thoroughly evaluated the two nominees Alta Fox allowed us to interview and reviewed the three other nominees Alta Fox did not allow us to interview based on publicly available information. The Board concluded that Ms. Hamren and Mr. Jorgensen are superior additions to the Hasbro Board versus the Alta Fox nominees, as Ms. Hamren’s and Mr. Jorgensen’s experience and qualifications were the most likely to positively impact the Company’s operations and enhance shareholder value. We are thrilled to welcome them to the Hasbro Board and are confident that they will make immediate and valuable contributions that will benefit all our shareholders.

The Board appreciates Alta Fox’s input as a shareholder and its passion for Wizards of the Coast, and agrees Wizards is a uniquely valuable asset, but it is clear that Alta Fox has some fundamental misunderstandings of the underlying business. The Board has evaluated a tax-free spin-off of Wizards of the Coast and concluded that it is unlikely to create value, is contrary to Hasbro’s strategy, and would negatively impact the benefits Wizards realizes today from Hasbro’s Brand Blueprint on a consolidated basis. As a result, the Board believes pursuing such a transaction would not be in the best long-term interests of all our shareholders.

The Board’s appointment of Chris Cocks as our new CEO, in recognition of his accomplishments in growing the Wizards division and of the opportunity to grow Wizards further as part of a consolidated Hasbro, is evidence that the Board and Alta Fox are aligned with respect to the Wizards as a value driver.  We believe that Hasbro’s best interests would be served by allowing Chris and his management team to focus all their time on Hasbro’s future success.

The Board and management team believe Hasbro is on the right path to deliver sustainable, profitable growth and deliver strong long-term returns to all shareholders by taking its valuable brands and intellectual property across all elements of the Brand Blueprint – consumer products, digital gaming and entertainment – and creating multiple categories of entertainment with consumers and fans of all ages. The entire Board of Directors is excited to work closely with Chris on our shared objective to maximize value for Hasbro’s shareholders. Chris will share more on his vision in the coming weeks.

Sincerely,

Rich Stoddart
Chairman of the Board of Directors

Biographies of Elizabeth Hamren and Blake Jorgensen

Elizabeth Hamren has served as Chief Operating Officer at Discord Inc., a voice, video and text communication service that enables people to gather virtually, including while gaming, since December 2021. Prior to joining Discord, Ms. Hamren served as a Corporate Vice President at Microsoft Corporation from March 2017 to December 2021 running product and engineering for Xbox consumer products, including developing and launching the Xbox Series X|S and leading Xbox Game Pass. Prior to that, from August 2015 to March 2017, she led Global Marketing and Sales for Oculus at Meta Platforms, Inc. (formerly Facebook, Inc.), where she launched the industry-defining Oculus Rift virtual reality headset.  Earlier in her career, from November 2012 to October 2014, Ms. Hamren was Vice President of Marketing at Dropcam, Inc., where she ran marketing, subscriptions, and direct sales, prior to the company being sold to Google/Nest. Ms. Hamren holds a BSE in Civil Engineering and Operations Research from Princeton University, and an M.B.A. from Harvard Business School.

Blake Jorgensen is Executive Vice President of Special Projects at Electronic Arts Inc. (“EA”), which he joined in 2012 as Chief Financial Officer. Mr. Jorgensen has over 20 years of experience in finance across various industries with a deep understanding of finance, consumer products, technology and gaming.  Mr. Jorgensen served as Executive Vice President and Chief Financial Officer of EA from September 2012 to March 2022, and as EA’s Chief Operating Officer from April 2018 to October 2021.  Since 2012, he has also managed EA’s Business Development team which is in charge of all licensing deals in sports and entertainment, as well as the Corporate Development team which is in charge of all M&A and partnerships. Prior to joining EA, Mr. Jorgensen served as Executive Vice President and Chief Financial Officer of Levi Strauss & Co. from July 2009 to August 2012 and was Executive Vice President and Chief Financial Officer of Yahoo! Inc. from June 2007 to June 2009. Before joining Yahoo! Inc., Mr. Jorgensen also served as the Chief Operating Officer and Co-Director of Investment Banking at Thomas Weisel Partners, which he co-founded in 1998. He has also held financial and operational positions at Montgomery Securities, MAC Group/Gemini Consulting and Marakon Associates. Mr. Jorgensen earned his M.B.A. from Harvard Business School and his undergraduate degree from Stanford University.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements may include statements concerning: the ability to achieve our financial and business goals and objectives, including accelerating our Brand Blueprint to achieve long-term profitable, sustainable growth. Specific factors that might cause such a difference include those risks detailed from time to time in Hasbro’s filings with the U.S. Securities and Exchange Commission. The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this communication. Except as may be required by law, Hasbro does not undertake any obligation to make any revisions to the forward-looking statements contained in this communication or to update them to reflect events or circumstances occurring after the date of this communication. You should not place undue reliance on forward-looking statements.

Additional Information and Where to Find it

Hasbro has filed with the SEC a preliminary proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Hasbro’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”). The proxy statement is in preliminary form and Hasbro intends to file and mail a definitive proxy statement to stockholders of Hasbro. This communication is not a substitute for any proxy statement or other document that Hasbro has filed or may file with the SEC in connection with any solicitation by Hasbro. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY HASBRO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Hasbro free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Hasbro are also available free of charge by accessing Hasbro’s website at www.hasbro.com.

Participants

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Hasbro, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Hasbro. Information about Hasbro’s executive officers and directors is available in Hasbro’s preliminary proxy statement for the 2022 Annual Meeting, which was filed with the SEC on April 4, 2022, and will be included in Hasbro’s definitive proxy statement, once available. To the extent holdings of Hasbro securities reported in the proxy statement for the 2022 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.